Exhibit 10.4

July 15, 2005

Mr. Eric J. Kuhn

President and CEO

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Dear Eric:

The purpose of this letter is to confirm the agreement of Baker & Taylor Fulfillment, Inc. (“B&T Fulfillment”) and Varsity Group, Inc., a/k/a VarsityBooks.com, f/k/a The Textbook Club, Inc. (collectively, “Varsity”) with respect to the matters set forth herein.

The parties acknowledge and agree that they have entered into and are bound by that certain letter agreement dated February 17, 2004, as amended by that certain letter agreement dated July 15, 2005, collectively known as the 2004/2005 Agreement, which is, and will remain, in full force and effect through June 30, 2006. The parties now wish to enter into an additional agreement for a term of two years that will commence immediately following expiration of the 2004/2005 Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree this letter agreement (the “2006/2007 Agreement”), together with the agreements listed in Schedule 1 attached hereto and made a part hereof by reference (“Schedule 1”), is binding upon the parties as of the date hereof and will commence as of July 1, 2006 immediately following expiration of the 2004/2005 Agreement. The agreements listed in Schedule 1 shall be deemed to be amended by this 2006/2007 Agreement and shall remain in full force and effect as provided herein. For purposes of this 2006/2007 Agreement, all references to the Investment Agreements or any of them contained in any of the agreements listed in Schedule 1 are hereby deleted. Further, the reference to an automatic extension of the term of 2004/2005 Agreement contained in Section 27 thereof is hereby deleted.

In the event of any conflict between a) the terms and conditions of any of the agreements referenced herein or listed in Schedule 1 and b) the terms and conditions of the 2006/2007 Agreement, the terms and conditions of the 2006/2007 Agreement will control.

This agreement has been structured with the good faith understanding that in order to meet competitive conditions for services for Varsity’s edupartners program, B&T Fulfillment will provide the services, pricing, terms and rebates as set forth herein. Varsity’s edupartners program is defined as Varsity’s right to establish exclusive relationships with private high schools, preparatory schools and colleges for the purpose of selling textbooks

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

via the internet. The following terms will apply to the term beginning July 1, 2006 and ending June 30, 2008, as adjusted as provided herein (the “Term”):

1.	Prompt Payment Discount: With regard to invoices due and payable net 30 days from invoice date, a discount of

*

2.	Prepayment Discount: During the Fall 2006 Selling Season and the Fall 2007 Selling Season, an additional * prepayment discount will be available to Varsity for use at Varsity’s sole discretion. The Fall 2006 Selling Season shall begin on July 1, 2006 and end on October 31, 2006 and the Fall 2007 Selling Season shall begin on July 1, 2007 and end on October 31, 2007. Should Varsity elect to utilize this prepayment discount at any time during the Fall 2006 Selling Season and/or the Fall 2007 Selling Season, Varsity shall provide B&T Fulfillment with an estimate of purchases for the relevant prepayment period on a mutually agreeable schedule, likely every other week, and remit to B&T Fulfillment a cash prepayment in the amount of the estimated purchases, less the applicable * *. Any unused prepayment balance from the prior week will, at Varsity’s discretion, be applied toward prepayment of purchases in the next week or credited back to Varsity. Should Varsity underestimate purchases and, therefore, underestimate the necessary prepayment amount, all underestimated purchases would not be eligible for the prepayment discount. *

3.	Volume-Based Rebates:

a. B&T Fulfillment will offer Varsity credits based upon net sales volume for the 2006 calendar year, as follows:

(1)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * Varsity shall be entitled to a * discount on net sales from *. The * discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(2)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * * . The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

(3)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(4)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * , Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * *. The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(5)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * *. The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(6)                 *                 Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * *. The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(7)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2006 calendar year reach * , Varsity shall be entitled to a * discount on net sales greater than * and an additional * discount on net sales from *. The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

b. B&T Fulfillment will offer Varsity credits based upon net sales volume for the 2007 calendar year, as follows:

(1)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * , Varsity shall be entitled to a * discount on net sales from *. The * discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(2)                 *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from *

* The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

(3)                  *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * . and an additional * discount on net sales from * * The applicable discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(4)                  *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(5)                  *                 Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * Million and an additional * discount on net sales from * *. The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(6)                  *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(7)                  *                 - Once B&T Fulfillment’s net sales to Varsity for the 2007 calendar year reach * , Varsity shall be entitled to a * discount on net sales greater than * and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

The above-described volume rebates relative to calendar years 2006 and 2007 will be calculated on net sales to Varsity. For purposes of this Agreement, the term “net sales” means Varsity’s book purchases from B&T Fulfillment plus Promotional and Customer Service fees less freight charges invoiced to Varsity, less the NRT books invoice referenced in Section 17 hereof and less any and all discounts, credits, returns and rebates, including but not limited to prepayment discounts, Y-Key rebates, prompt payment discounts, monthly per-book rebates, and return credits, *

*

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

4.	Sell-Through Rate: Varsity and B&T Fulfillment agree to use commercially reasonable efforts to develop a mutually agreeable process designed to achieve a mutually agreeable sell-through rate on titles ordered for Varsity in support of eduPartners by March 30, 2006 for the Fall 2006 Selling Season, by March 30, 2007 for the Fall 2007 Selling Season, and with respect to subsequent Fall Selling Seasons, if any, under this Agreement by March 30 of those years. The purpose of managing to a target sell-through rate is to cost effectively manage inventory while maintaining fill rate goals. The sell-through rate will be calculated based upon total Varsity unit sales (of units purchased in support of eduPartners) in the applicable Fall Selling Season divided by total units ordered for Varsity in support of eduPartners for that books Fall Selling Season. VRTY and VRTYU-coded titles and the NRT titles will have a separate sell-through rate calculation.

5.	Per Book Rebate: Based on a target average annual cost per book sold to Varsity of * or greater, Varsity will receive a rebate of * per book shipped (the “Per Book Rebate”). Y-Key titles, VRTY and VRTYU-coded titles and NRT books will qualify for payment of this Per Book Rebate. This Per Book Rebate amount will be in effect for the period of July 1, 2006 through June 30, 2008. Each such Per Book Rebate earned by Varsity will be issued to Varsity in the form of a credit to Varsity’s account on a monthly basis. If the average annual cost per book sold to Varsity should be less than * either party will have the right to renegotiate the rebate amount with respect to periods after June 30, 2007, if any.

6.	Y-Key Titles: With respect to any book for which B&T receives no discount from the publisher or for which B&T must prepay, Varsity shall pay B&T Fulfillment publisher’s list price plus * per book. For Y-Key sales, B&T will issue Varsity a rebate on any Amsco, Fireside, Lawrenceville Press and Center For Learning Y-Key units sold for which B&T receives no discount from the publisher or for which B&T must prepay, less Varsity customer returns, as follows:

•	Amsco: *

•	Fireside: *

•	Lawrenceville Press: *

•	Center for Learning: *

Such rebates will be issued to Varsity in the form of a credit to Varsity’s account as specified in Section 10 hereof. B&T will use commercially reasonable efforts to provide Varsity with written notification of any change in publisher’s pricing terms for Amsco, Lawrenceville Press and Center For Learning within three (3) business days of learning of such change. Any change in publisher’s terms or pricing will result in a change in terms or pricing to Varsity hereunder.

7.

McGraw Hill/GIeneoe Titles: Glencoe (GLCMA), SRA and SRAAA titles are currently classified as N-Keys. B&T Fulfillment will issue Varsity a monthly rebate of * on net sales of Glencoe (GLCMA), SRA and SRAAA titles on which

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

B&T receives a discount of * or more off list. Such rebates will be issued to Varsity in the form of a credit to Varsity’s account as specified in Section 10 hereof. Varsity and B&T Fulfillment will work together to monitor the sales of the Glencoe (GLCMA), SRA and SRAAA titles to avoid financial exposure of non-returnability. Varsity will make a good faith and diligent effort to work with B&T Fulfillment to enable B&T Fulfillment to return Glencoe (GLCMA), SRA, SRAAA books in a timely manner. To facilitate control and tracking of product for return to the publisher, three (3) primary orders should be placed with the publisher for the season. Varsity will monitor sales of the titles and initiate with B&T Fulfillment the returns process no later than thirty (30) days prior to the date by which the books need to be received by the publisher. The date for books to be received by the publisher is ninety (90) days after invoice date for pub codes SRA and SRAAA and one hundred twenty (120) days for Glencoe (GLCMA). Varsity will not be billed for Glencoe (GLCMA), SRA, or SRAAA books that are not returned to the publisher in a timely manner if the return delay is caused by B&T Fulfillment, provided that the above mentioned thirty (30) day prior returns initiation is effected by Varsity. Baker & Taylor will not accept or process any used product receipts, returns or any transactions associated with used Glencoe (GLCMA), SRA or SRAAA books. As between the parties, B&T Fulfillment is responsible for managing the parties’ interactions with McGraw-Hill. Any change in publisher’s terms or pricing will result in a change in terms or pricing to Varsity hereunder.

8.	Used Books: B&T Fulfillment will continue to provide fulfillment services to Varsity consistent with the following:

a. Varsity will purchase and deliver to B&T Fulfillment, at Varsity’s expense, used textbooks. Varsity and B&T Fulfillment agree to use commercially reasonable efforts to mutually agree on a maximum number of used textbook titles and quantities eligible for fulfillment services with respect to (i) the Fall 2006 Selling Season no later than February 28, 2006 and (ii) the Fall 2007 Selling Season no later than February 28, 2007. B&T Fulfillment agrees for the Fall Selling Seasons to stock as used books up to a mutually agreed upon number of the unique titles that Varsity orders as new titles, as calculated from July 1, 2006. The quantities of these used titles to be stocked must be in line with the overall sales forecasts and mutually agreed upon by the parties for each Fall Selling Season and not in addition to the forecasted sales.

Used books will be sent to B&T Fulfillment from two sources: used book brokers and from Varsity customers as part of Varsity’s buy back programs. Receipts from used book brokers will be handled in a similar fashion as other book vendors and buy back programs used book returns from Varsity customers will be handled via the Varsity buy back programs processing procedures developed and agreed upon by the parties and changed from time to time by mutual agreement.

b. B&T Fulfillment will receive the used books into Varsity’s reserve inventory and assign each title a separate ISBN to distinguish the used books from new versions of the same title. If such receiving process requires barcoding by B&T, B&T will charge Varsity * per barcode.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Varsity has the right and B&T’s Fulfillment suggests that they assign a Varsity employee to participate in, the review, evaluation and receipt process for their used books.

c. Varsity will determine the list price of each used book title.

d. B&T Fulfillment will assign a cost in its system of the list price less * *

e. B&T Fulfillment will use a * discount off the list price as the price it charges Varsity, plus a handling charge of * per book.

f. The Promotional and Customer Services fee of * per book shipped specified in the Promotional and Customer Services Agreement dated as of October 1, 1999, as amended, will be charged to Varsity.

g. The net sales volume, less applicable adjustments for credits, all rebates, returns, and discounts, including but not limited to prepayment discounts, prompt payment discounts, monthly Per Book Rebates, return credits, freight credits and handling charges, will contribute to the annual volume rebate incentive.

h. Books returned due to B&T Fulfillment error will be credited to Varsity at the price charged by Varsity to B&T Fulfillment.

i. Varsity will provide B&T Fulfillment with five (5) business days notice in advance of delivery of the used books by providing a detailed electronic file listing of purchase order number, ISBN’s, titles, quantities and other data required by B&T for the used books to be received.

j. B&T Fulfillment will provide Varsity a daily file of any Varsity used books received. This file will be B&T fulfillment’s notification of what has been received and will be B&T Fulfillment’s documentation for any discrepancies against Varsity’s invoices to B&T Fulfillment for Varsity’s used books. B&T Fulfillment will only pay Varsity for used books it has received as documented in these used book receipt files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T.

k. During the Term, Varsity will be subject to a * per book per month storage fee applicable to unsold used books, except during the Fall 2006 Selling Season and the Fall 2007 Selling Season. B&T agrees to maintain storage capacity for at least * of Varsity’s previous Fall Selling Season sales of VRTYU books between November and May of each year during the term of this Agreement.

l. Varsity agrees to initiate any required return of unsold used books after the Fall 2006 Selling Season and the Fall 2007 Selling Season for a return processing fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2.

9.	Returns: B&T Fulfillment will stamp product returns received from Varsity customers with the date they were originally received by the warehouse. Within five

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

(5) business days of B&T Fulfillment’s receipt of any returned products, such returns will be received into B&T Fulfillment’s inventory and logged as having been received into the information database. Within ten (10) business days from B&T Fulfillment’s receipt of any returned products, B&T Fulfillment will issue Varsity any credit due for the price paid by Varsity to B&T Fulfillment for the products returned and B&T Fulfillment will deliver to Varsity information in reasonably sufficient detail to allow Varsity to properly credit customers for such returns. Varsity and B&T Fulfillment agree to use commercially reasonable efforts to develop a mutually agreeable solution for an electronic customer returns reporting system.

With regard to publisher returns of unsold inventory purchased for Varsity when such unsold inventory is stored by B&T in up to two (2) distribution centers, Varsity shall pay B&T Fulfillment a return fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2 with respect to all such returns in excess of * of such purchases. Regarding publisher returns of unsold inventory purchased for Varsity when such unsold inventory is expanded by B&T to three (3) or more distribution centers, Varsity shall pay B&T Fulfillment a return fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2 with respect to all such returns in excess of * of such purchases for the intial expansion year. Regarding publisher returns of unsold inventory purchased for Varsity after such initial expansion year, if any, Varsity shall pay B&T Fulfillment a return fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2 with respect to all such returns in excess of * of such purchases.

10.	Rebates: B&T Fulfillment agrees to process all applicable monthly rebates within fifteen (15) days from the close of each month. Monthly rebates in this category would include the Per Book Rebate, volume rebate and freight credit. The Y-Key rebate described in Section 6 hereof and the McGraw Hill/Glencoe title rebate described in Section 7 hereof will be processed each year by October 31st for activity from January 1st through September 30th and by January 15th of each year for activity from October 1st through December 31st of the most recently completed calendar year. In addition, to the extent not expressly provided by this Agreement, any rebates and calculations of rebates applicable to the transactions undertaken by the parties shall be calculated and applied as calculated and applied by the parties for the 2005 Fall Selling Season.

11.

Freight: Schedule 6.2 of the Amended and Restated Drop Ship Agreement between Varsity and B&T dated as of October 1, 1999, as amended, is hereby amended by deleting all references to freight and substituting the following therefor: Except as otherwise provided herein, starting July 1, 2006 and continuing through June 30, 2008, freight charges for ground shipments will be at B&T Fulfillment’s actual cost plus a mutually agreed upon nominal markup, except for shipments sent by UPS Commercial/Residential Ground Service for which Varsity shall receive a discount equal to * off of total UPS Commercial/Residential Ground Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity, shipments sent by UPS Next Day Air Service for which Varsity shall receive a discount equal to * off of total Next Day Air Service tariff delivery

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

charges (excluding all accessorial charges and surcharges) billed to Varsity and shipments sent by UPS Second Day Air Service for which Varsity shall receive a discount equal to * off of total Second Day Air Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity. Notwithstanding the foregoing, B&T shall not change the freight charges required of Varsity hereunder unless it has provided Varsity at least sixty (60) days prior written notice of such change. Any price change is only applicable following expiration of such notice period. In addition, and without limiting the foregoing, for the 2007 Fall Selling Season, B&T Fulfillment agrees to provide Varsity no later than October 1, 2006, with written notice of any new rates that may apply. Upon receipt of such notice, if Varsity believes that the rates proposed are too high, Varsity’s sole remedy shall be to exercise the right of termination for convenience set forth in Section 27 of this Agreement. All freight discounts earned by Varsity will be issued to Varsity in the form of a credit to Varsity’s account on a monthly basis.

These UPS freight rates will remain in effect until the earlier of i) the expiration of B&T’s current UPS contract on December 31, 2006 or ii) any early termination of B&T’s current UPS contract. All such freight discounts are subject to modification by B&T each time B&T’s freight contracts/agreements are changed or renegotiated; provided, however that no such price changes shall be effective prior to the expiration of the sixty (60) day notification period set forth above. Upon any change to the B&T freight contracts/agreements, B&T will make commercially reasonable efforts to set Varsity’s new rates at the same ratio to B&T’s costs as was used with respect to B&T’s current UPS freight contracts/agreements.

B&T Fulfillment agrees to make commercially reasonable efforts to communicate the current UPS Air Service fuel surcharges ten (10) business days prior to the beginning of each month and the UPS Ground fuel surcharge ten (10) business days prior to the beginning of each month as this is the current UPS notification schedule. If UPS fails to announce these new Air service fuel surcharge at least ten (10) business days prior to implementation and Ground service fuel surcharge at least ten (10) business days prior to implementation, B&T Fulfillment will make commercially reasonable efforts to communicate these rates within one (1) business day from date of notification by UPS. B&T Fulfillment agrees to cause B&T to work with Varsity to make commercially reasonable efforts to develop additional shipping options, such as USPS, International, and UPS Saturday Delivery, based on mutually agreeable freight requirements, system development resource requirements and implementation costs.

12.	Reships & Shipping Credits: B&T Fulfillment will work with Varsity to develop a mutually agreed upon system for tracking and processing customer reship requests due to warehouse error (missing book, damaged book, etc.) or UPS error (late delivery, UPS box damage, etc.). Varsity will utilize this system to deliver to B&T Fulfillment a monthly recap of all such requests. B&T Fulfillment will review this file and process the appropriate credits within thirty (30) days from receipt of this file.

13.	Section 1.5 of Operating Agreement: The parties hereby confirm that for purposes of that certain Operating Agreement dated as of October 1, 1999, as amended, the

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

definition of “Competitor” contained in Section 1.5 thereof, all of Section 5.5 thereof and Schedule 5.5 attached thereto are deleted in their entirety. For purposes of Section 1.5, the following definition of the term “Competitor” shall continue to apply: “For purposes of this Agreement, the term ‘Competitor’ shall mean a person or entity that has as its principal business activity the goal of establishing exclusive relationships with educational institutions for the purpose of selling textbooks via the Internet.”

14.	Service Levels:

Varsity and B&T Fulfillment will work closely together to ensure a successful Fall 2006 Selling season and a successful Fall 2007 Selling Season.

Consistent with this objective, Varsity Agrees to utilize commercially reasonable efforts to contact publishers on newly desired titles to determine the status prior to ordering with B&T Fulfillment.

B&T Fulfillment and Varsity agree to meet each term year in the first week of January to jointly develop a mutually agreeable implementation strategy and plan necessary to support the forecasted growth of the Varsity business.

B&T Fulfillment agrees to utilize commercially reasonable efforts to:

a. Minimize internal processing times for titles submitted by Varsity for research, clearing a minimum of four hundred (400) titles per week and a maximum of seven hundred and fifty (750) titles per week during peak ordering periods, as prioritized by Varsity. Title submission by Varsity shall continue throughout the year, however peak ordering periods shall start approximately on May 10 and end by June 20. Title processing times are for mutually agreed upon list of publishers with some minimal bibliographic information supplied by Varsity for each title. Newly added or foreign publishers may require additional time;

b. Minimize internal lead times required by B&T to place orders, placing orders with publishers within five (5) to fourteen (14) days from receipt of Varsity’s order by B&T Fulfillment. Varsity recognizes that B&T’s internal lead times for placing orders with publishers will vary based on several factors, including size of publisher, order size, location of publisher (domestic or international), credit terms with publisher, etc., but in no case will the lead time exceed fourteen (14) days. This would include processing and mailing all prepayment publisher or draft orders with check within ten (10) business days of Varsity submitting the order to B&T Fulfillment;

c. Provide written confirmation of quantity ordered and note problems such as book OS and publisher restrictions on a weekly basis [for all orders and other activities from the previous week];

d. During ramp up, B&T Fulfillment will incorporate into its planning orders any additional quantity needed by Varsity. Once manual replenishment begins (defined on seasonal planning calendar), B&T Fulfillment will waive shipping consolidation if there will be no material loss in purchase discount and material increases in freight charges will

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

not be incurred. If expedited orders are needed due to error on the part of B&T Fulfillment, this will be done at B&T Fulfillment’s expense. In all cases, B&T Fulfillment is not responsible for publisher failure to provide stock in a timely manner or for the prior sale of inventory.

e. Process rush orders as required during the Fall 2006 Selling Season and during the Fall 2007 Selling Season;

f. Allow Varsity to place initial orders representing up to eighty-five percent (85%) of projected sales volume and place into reserve inventory up to eighty-five percent (85%) of projected sales volume (~100% of initial orders);

g. Maintain timely and accurate written status reports including:

(1) Prepayment publisher order status report (on a weekly basis)

(2) Reserve inventory status report (on a weekly basis)

(3) Purchase order follow-up file (on a weekly basis)

(4) Title replacement file, including all new replacement information for all active Varsity AUX-coded titles (on a weekly basis)

(5) Outstanding purchase order status response report (on a daily basis)

(6) New title research report (on a daily basis)

h. Support publisher order follow-up as follows:

(1) B&T Fulfillment recognizes the research and follow-up process is an important component to the successful execution of Varsity’s eduPartners Program and will continue to use commercially reasonable efforts to provide this information in a timely manner.

(2) During the busy selling season (June through August), B&T Fulfillment will provide Varsity a weekly vendor dispute file (e.g. a list of Varsity AUX-coded PUB Codes that are in dispute status) to help identify potential ordering delays or issues as early as possible.

i. B&T agrees to maintain inventory (for units purchased by B&T in support of eduPartners) to support Varsity projected sales for each future rolling three month period between November and May of each year during the term of this Agreement.

Notwithstanding any provision of this Agreement to the contrary, B&T Fulfillment and Varsity hereby agree that in the event B&T Fulfillment fails to materially comply with any of the service levels and performance metrics specified herein or otherwise hereafter agreed to in writing by the parties, Varsity may terminate this Agreement for

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

cause as set forth in Section 27, in addition to any other remedies available at law or in equity. In the event that B&T Fulfillment fails to generally comply with any of the service levels and performance metrics specified herein or otherwise hereafter agreed to in writing by the parties, Varsity’s sole remedy shall be to terminate this Agreement for convenience as set forth in Section 27 hereof.

15.	VRTY-Coded Titles: B&T Fulfillment will continue to allow Varsity to purchase books from publishers directly in instances where B&T cannot obtain the books at all or in a timely or cost-effective manner. In addition, B&T Fulfillment will continue to work with Varsity to purchase any Y-Key, NRT, pre-pay publisher or school restricted title from publishers and if B&T Fulfillment cannot develop the source of this product, Varsity may elect to purchase this product directly if Varsity provides written notice of such election prior to May 15 of each calendar year during the Term. In addition, if there are any Y-Key, NRT, pre-pay publisher or school restricted titles, or any other category of title, with respect to which Varsity is able to obtain materially improved discounts or lower per unit prices than Varsity can obtain from B&T Fulfillment (not including the handling charge set forth below), then Varsity may purchase such titles carrying such materially improved discounts or prices directly from the publishers thereof. All titles purchased by Varsity directly from such publishers are referred to herein as “VRTY titles” or “VRTY-coded titles”. Varsity will sell these titles to B&T Fulfillment at a * discount off of list. Varsity will purchase them back from B&T Fulfillment at * discount off of list, plus a handling charge of * per book and the Promotional and Customer Services fee of * per book shipped specified in the Promotional and Customer Services Agreement dated as of October 1, 1999, as amended. VRTY-coded titles will be eligible for the Per Book Rebate referenced in Section 5 hereof.

B&T Fulfillment and Varsity agree to use commercially reasonable efforts to develop a mutually agreeable process for receiving into inventory all VRTY-coded titles within two (2) business days of receipt (five (5) business days if books are received without bar coding). Varsity will provide B&T Fulfillment advance notice of these shipments to allow sufficient time to plan for their arrival and handling. Varsity will provide B&T Fulfillment with five (5) business days notice in advance of delivery of VRTY-coded titles by providing an electronic detailed file listing of purchase order number, titles, quantities, ISBN’s and other B&T required data of VRTY-coded titles to be received.

B&T Fulfillment will provide Varsity a daily file of any Varsity VRTY-coded book receipts. This file will be B&T Fulfillment’s notification of what has been received and will be B&T Fulfillment’s documentation for any discrepancies against Varsity’s invoices to B&T Fulfillment for Varsity’s VRTY-coded books. B&T Fulfillment will only pay Varsity for VRTY books it has received as documented in these VRTY-coded book receipt files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T. Varsity will initiate any required return of unsold VRTY-coded titles for a return processing fee of * per book plus the cost of return freight at carrier’s rates as quoted in Schedule 6.2.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

During the Term, Varsity will be subject to a * per book per month storage fee applicable to unsold VRTY books, except during the Fall 2006 Selling Season and the Fall 2007 Selling Season. B&T agrees to maintain storage capacity for at least * * of Varsity’s previous Fall Selling Season sales of VRTY-coded books between November and May of each year during the term of this Agreement.

16.	Payment Terms for Used Books (VRTYU) and VRTY-Coded Titles Purchased by B&T Fulfillment: Varsity will bill B&T Fulfillment for all VRTY and USED (VRTYU) titles received at B&T’s facility. B&T shall provide prompt electronic confirmation (not to exceed five (5) business days) of all VRTY-coded and USED (VRTYU) titles received at B&T facilities. These electronic receipt confirmation files will be B&T Fulfillment’s sole notification of its VRTYU and VRTY-coded title receipts. It is Varsity’s sole responsibility to reconcile these receipt confirmation files to Varsity’s vendors shipping confirmations and invoices. B&T Fulfillment will only pay Varsity for the product received/documented by B&T Fulfillment’s electronic receipt confirmation files or as adjusted based on further mutually agreeable audit reconciliation by Varsity and B&T. B&T Fulfillment will utilize commercially reasonable efforts to support Varsity in any of its claims against Varsity’s vendors based on B&T Fulfillment’s receipt confirmations.

Varsity will submit all such VRTY and USED (VRTYU) invoices directly to B&T’s Chief Financial officer. B&T Fulfillment will notify Varsity of any invoice discrepancies within thirty (30) days of receipt of invoice and shall pay all VRTY and USED (VRTYU) invoices within Net *

17.	Non-Returnable Titles: On or before April 1 of each calendar year, B&T Fulfillment will notify Varsity of any publishers whose books will be treated as non-returnable titles (NRT’s). B&T will ‘tag’ each of the NRT titles on the B&T system in order that sales and inventory information on those titles can be retrieved. For any publishers to which B&T must prepay for product and subsequently the publisher does not honor a return, this rejected return will be treated as NRT product.

For all NRT books ordered for Varsity, VRTYU books and VRTY books in inventory at the close of each of the Fall 2006 Selling Season and the Fall 2007 Selling Season, B&T Fulfillment will invoice Varsity at B&T’s cost. Payment terms applicable to Varsity purchases of these titles shall be Net * No prepayment discounts, prompt pay discounts or other discounts, any rebates or credits apply. B&T Fulfillment and Varsity will come to mutual agreement on which NRT, VRTYU and VRTY books will be maintained in inventory.

B&T Fulfillment will issue a monthly credit to Varsity (at cost) for any of these books sold during the month, whether the sales were to Varsity or other B&T customers.

During the Term, Varsity will be subject to a * per book per month storage fee applicable to all unsold NRT, VRTY and VRTYU books, except during the Fall 2006 Selling Season and the Fall 2007 Selling Season.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

18.	Classifications: All stated discounts are stated as percentage off of list price. The discounts vary based on the classification of books into general categories, some of which are determined by general marketing criteria. B&T Fulfillment has utilized commercially reasonable efforts to categorize books for pricing purposes by considering such factors as binding, cost of acquisition, general marketing categories, publisher’s discount, customer demand, returnability to publishers, and other factors. B&T Fulfillment reserves the sole right to be the final determinant of the pricing category. Please note that B&T Fulfillment provides a detailed invoice that identifies the publisher’s current suggested list price, the discount offered, and the exact price charged for each title ordered. Please note that the publisher’s list price is subject to change without notice. In addition, please note that for some college textbook publishers where no publisher list price is assigned by the publisher, Baker & Taylor will assign a list price for those titles. In such instances, the applicable list price is based upon a standardized formula that considers Baker & Taylor’s costs of doing business.

19.	Operating Agreement:

a. Section 1.2 of the Operating Agreement between Varsity and B&T dated as of October 1, 1999, as amended (the “Operating Agreement”), is hereby deleted and replaced by the following, provided that references to Varsity for these purposes applies only to VarsityBooks.com, LLC, and not to any affiliate or subsidiary of VarsityBooks.com, LLC that is not engaged in the same or substantially the same business as VarsityBooks.com, LLC:

(1) Except as otherwise expressly stated in the 2006/2007 Agreement, Varsity agrees that any and all drop ship orders for text books, books and/or spoken word audio products that Varsity issues at any time during the Term hereof shall be placed with B&T Fulfillment on an exclusive basis.

(2) B&T Fulfillment reserves the right to not stock or supply titles (“Rejected Titles”) contained in the Textbook Request, which, in the opinion of B&T Fulfillment, are not economically feasible to carry in inventory. The Company may use other sources of supply for such Rejected Titles that B&T does not stock or supply, but B&T Fulfillment shall at all times have a right of first refusal to supply any Rejected Titles that any other supplier proposes to supply on substantially the same terms and conditions proposed by such other supplier. If Baker & Taylor declines to exercise its right of first refusal with respect to any such Rejected Titles, Varsity may purchase such Rejected Titles from the other supplier only on the terms disclosed and made available to Baker & Taylor pursuant to the aforementioned right of first refusal. If Baker & Taylor declines at any time to exercise a right of first refusal, such decision shall not operate to waive any other right of first refusal with respect to any other event giving rise to such right. All such Rejected Titles purchased from the other supplier shall become VRTY titles and shall be subject to all provisions hereof relating to VRTY titles.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

(3) Notwithstanding anything contained herein to the contrary, the parties agree that if B&T Fulfillment materially changes a classification category pursuant to Section 18 hereof, or the specific titles classified therein, which results in a material reduction in the discount available to Varsity hereunder, Varsity shall have the right to seek other sources of supply only for the affected titles (“Other Supplier”). In each such event, B&T Fulfillment shall have the right of first refusal to supply the affected titles proposed to be supplied by the Other Supplier on substantially the same terms and conditions proposed by the Other Supplier. If Baker & Taylor declines to exercise its right of first refusal with respect to any such titles, Varsity may purchase such titles from the Other Supplier only on the terms disclosed and made available to Baker & Taylor pursuant to the aforementioned right of first refusal. If Baker & Taylor declines at any time to exercise a right of first refusal, such decision shall not operate to waive any other right of first refusal with respect to any other event giving rise to such right. All such titles purchased from the Other Supplier shall become VRTY titles and shall be subject to all provisions hereof relating to VRTY titles.

(4) The Amended and Restated Drop Ship Agreement between B&T and Varsity dated as of October 1, 1999, as amended, sets forth the terms and conditions under which B&T Fulfillment’s services shall be performed.

b. Section 1.4 and Schedule 1.4 of the Operating Agreement are hereby deleted in their entirety.

c. In Section 1.5 of the Operating Agreement, the definition of Competitor is deleted in its entirety and replaced with the following: “For purposes of this Agreement, the term ‘Competitor’ shall mean a person or entity that has as its principal business activity the goal of establishing exclusive relationships with educational institutions for the purpose of selling textbooks via the Internet.”

d. Section 5.5 of the Operating Agreement and Schedule 5.5 attached thereto are hereby deleted in their entirety.

e. Capitalized terms used in this Section 19, including but not limited to capitalized terms used in Schedule 1.4 attached hereto, but not defined herein shall have the meanings assigned to them in the Operating Agreement.

20.	Drop Ship Agreement:

a. Section 5.2 (b) of the Drop Ship Agreement is hereby amended by deleting the word “stocking”.

b. Section 10.4 of the Drop Ship Agreement is hereby amended by deleting the words “501 South Gladiolus Street, Momence Illinois 60954-1799, Attn: Credit Manager” and replacing them with the words “2550 West Tyvola Road, Suite 300, Charlotte, NC 29217 Attention: Chief Financial Officer”.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

c. Schedule 5.2 of the Drop Ship Agreement is hereby deleted and replaced by Schedule 5.2 attached to and made apart of the 2006/2007 Agreement.

d. Schedule 6.2 of the Drop Ship Agreement is hereby deleted and replaced by Schedule 6.2 attached to and made a part of the 2006/2007 Agreement.

e. Capitalized terms used in this Section 20, including but not limited to capitalized terms used in Schedule 5.2 and Schedule 6.2 attached hereto, but not defined herein shall have the meanings assigned to them in the Drop Ship Agreement.

21.	Promotional and Customer Services Agreement:

a. Section II (ii) of the Promotional and Customer Services Agreement between Varsity and B&T dated as of October 1, 1999, as amended (the “Promotional and Customer Services Agreement”), is hereby amended by deleting the words “procure shipping boxes customized with the Company’s name and logo” and replacing them with the words “ship books in generic CDF packaging with packing list and supporting label complying with mutually agreeable specifications”.

b. Capitalized terms used in this Section 21 but not defined herein shall have the meanings assigned to them in the Promotional and Customer Services Agreement.

22.	Notices: All notices, demands, consents, approvals and requests given by either party under the 2006/2007 Agreement or under any of the agreements listed in Schedule 1 shall be in writing and shall be deemed effectively given and received upon delivery in person, or one (1) business day after delivery by a nationally recognized overnight courier service, or four (4) business days after deposit in the United States mail via certified mail (return receipt requested), return postage pre-paid, in each case addressed as follows:

If to B&T Fulfillment:

Baker & Taylor Fulfillment, Inc.

2550 West Tyvola Road, Suite 300

Charlotte, NC 28217

Attention: Chief Financial Officer

With copy to:

Baker & Taylor Fulfillment, Inc.

2550 West Tyvola Road, Suite 300

Charlotte, NC 28217

Attention: General Counsel

If to B&T:

Baker & Taylor, Inc.

2550 West Tyvola Road, Suite 300

Charlotte, NC 28217

Attention: Chief Financial Officer

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

With copy to:

Baker & Taylor, Inc.

2550 West Tyvola Road, Suite 300

Charlotte, NC 28217

Attention: General Counsel

If to Varsity:

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Attention: President and CEO

With copy to:

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Attention: Chief Financial Officer

Either party may change its address for notice purposes from time to time by providing written notice of such change to the other party in accordance with this Section 22. Section 5.7 of the Operating Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, Section 10.7 of the Amended and Restated Drop Ship Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, Section IV.E. of the Promotional and Customer Services Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, and Section 8.0 of the Amended and Restated Data License Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, are hereby deleted in their entirety and replaced by the foregoing notice provision of this Section 22.

23.	Section Headings: The section headings used herein are for convenience of reference only and are not part of this 2006/2007 Agreement, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of hereof.

24.	Construction: This 2006/2007 Agreement has been fully reviewed and negotiated by the parties and, if desired, their respective legal counsel. Accordingly, in interpreting this 2006/2007 Agreement, no weight shall be placed upon which party or its counsel drafted any provision being interpreted.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

25.	Amendments: No provision of this 2006/2007 Agreement may be modified, waived or amended except by a written instrument duly executed by each of the parties. Any such modifications, waivers or amendments shall not require additional consideration to be effective.

26.	Counterparts: This 2006/2007 Agreement may be signed in counterparts both of which taken together shall be deemed one original. Telecopied facsimiles of a signed counterpart of this Agreement from one party to the other will be deemed to be delivery of a signed counterpart by the party sending the telecopied facsimile.

27.	Agreement Extension and Termination:

a. Agreement Extension. All agreements listed in Schedule 1, as amended hereby, are hereby extended through June 30, 2008.

*

b. Termination for Cause. Either party may terminate this Agreement for cause if the other party materially breaches an obligation under this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice from the non-breaching party. Without limiting any remedy available at law or in equity to the terminating party, no termination fees would apply to termination for cause.

c. Termination for Convenience.

Notwithstanding any provision of this Agreement to the contrary, Varsity shall have the right to terminate this Agreement for convenience at any time after a Fall Selling Season, subject to the following:

i. Termination for convenience shall be effective thirty (30) days after delivery of written notice of such termination by Varsity to B&T, subject to a wind-down period thereafter of up to ninety (90) days for the parties to complete outstanding matters and to transition operations in a commercially reasonable manner; and

ii. Varsity must send the applicable termination fee specified in Schedule 2 attached hereto to B&T within thirty (30) days after delivery of the aforementioned written notice of termination.

iii. Notwithstanding the fees set forth in the foregoing table, the parties agree that no termination for convenience fee will apply to Varsity’s exercise of its sole remedy of termination for convenience upon (i) a freight rate increase for the 2007 Fall Selling Season under Section 11 hereof that Varsity believes is too high or (ii)

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

B&T’s failure to generally comply with any of the service levels and performance metrics specified in Section 14 hereof or otherwise hereafter agreed to in writing by the parties.

28.	Confidentiality.

The parties acknowledge that each may be exposed to confidential information relating to the other party’s business under this Agreement, including, but not limited to, the terms of this Agreement, prices and methods of operation. The parties agree that, during the Term, and for a period of three (3) years after the termination or expiration of this Agreement, neither party will disclose to any third party any such confidential information without the prior written consent of the other party, except to employees, agents, auditors, contractors, directors and similar entities solely required to fulfill the terms of this Agreement, and as long as such third parties agree to be bound by the confidentiality provisions hereof. The confidential information which each party may receive from the other party for the above period will be treated with the same degree of care used to protect its own confidential information, but in no event less than a reasonable degree of care. The confidentiality obligations between the parties will not apply to any information (a) which is in the public domain or which becomes part of the public domain through no fault of the receiving party; (b) which is known to the receiving party prior to the disclosure thereof by the disclosing party (as established by documentary evidence); (c) which is lawfully received by the receiving party from a third party who provided such information without breach of any separate confidentiality obligation owed to the disclosing party; (d) which is required to be lawfully disclosed pursuant to U.S. laws, rules, regulations or other government or court order; (e) which is disclosed by the disclosing party to any third party without restriction on further disclosure; or (f) which is independently developed by personnel having no access to the disclosing party’s confidential information (as established by documentary evidence).

29.	Data License Agreement.

Varsity has previously licensed the right to use a certain database under the terms of that certain Amended and Restated Data License Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby.

*

30.	Entire Agreement.

This 2006/2007 Agreement, together with the Schedules 1, 2, 5.2 and 6.2 attached hereto and incorporated herein by reference and the agreements listed in Schedule 1, represents the entire agreement of the parties regarding the subject matter hereof and supersedes all prior discussions, agreements and understandings of the parties, oral or written, regarding the subject matter hereof. This 2006/2007 Agreement may not be modified except in writing signed by both parties. No statement or inducement with respect

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

to the subject matter hereof by any representative of either party that is not contained in this 2006/2007 Agreement shall be valid or binding on the parties.

Very truly yours,

BAKER & TAYLOR FULFILLMENT, INC.

By:	/s/ Arnie Wight
Title:	Chief Operating Officer

Acknowledged and agreed in all respects as of the date first above written.

VARSITY GROUP INC.

By:	/s/ Eric J. Kuhn
Eric J. Kuhn
Title:	President

Baker & Taylor, Inc. joins in this Agreement as of the date first above written for the sole purpose of acknowledging its agreement to the provisions of Sections 22 and 29 hereof.

BAKER & TAYLOR , INC.

By:	/s/ Arnie Wight
Title:	Chief Operating Officer

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 1

List of Agreements

1.	Operating Agreement between Baker & Taylor, Inc. and VarsityBooks. com Inc., dated October 1, 1999, as amended hereby;

2.	Amended and Restated Drop Ship Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby;

3.	Promotional and Customer Services Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby; and

4.	Amended and Restated Data License Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby.

5.	The parties hereby agree on the below procedures with regard to processing a return request from Varsity’s new partner schools:

a. The school will submit an excel file containing the ISBN and quantity for each title to be returned. B&T’s Buying Dept. will review the titles and indicate to Varsity which books B&T can accept. Varsity will notify the school to return only the books for which a return authorization has been issued by B&T. Varsity will notify the school that returned books must be in saleable condition.

b. Varsity will require the school to use a traceable delivery method and to advise B&T when the shipment will take place. B&T will supply Varsity with an “attention of” name to put in B&T’s address so that B&T can identify the shipment when it arrives.

c. Varsity will require the school to include a packing list in the shipment listing the books by title and ISBN. Varsity will also require the school to mail a copy of the packing list to Varsity and B&T’s Buying Dept.

d. If B&T receives books that are not acceptable (out of print, shopworn, non-returnable), B&T will promptly send the books back to the school and charge Varsity * for each book handled plus freight.

e. Within two weeks after receipt of the eligible books, B&T will apply a credit to Varsity’s account at the then current cost of the books, less for each book handled. The per book charge is to cover the higher costs of handling a mixed shipment of this type, returns to publishers, and the capital cost of paying (crediting) Varsity up front.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

f. On or before March 30 preceding each Fall Selling Season, Varsity shall provide written notice to B&T of the following: a) the number of schools that Varsity anticipates will participate in the returns program outlined above and the number of books that Varsity anticipates will be returned and b) whether the schools expect to re-purchase the books and, if so, the expected amount of such re-purchases.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 2

Termination for Convenience Fees

YEAR	January	February	March	April	May	June	July	August	September	October	November	December
2005	N/A	N/A	N/A	N/A	N/A	N/A	N/A	*	*	*	*	*
2006	*	*	*	*	*	*	*	*	*	*	*	*
2007	*	*	*	*	*	*	*	*	*	*	*	*
2008	*	*	*	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 5.2

Drop Ship Agreement

Fee Reimbursement

B&T Fulfillment will reimburse Retailer the sum of * per each Free Return book, provided Retailer is then in compliance with its obligations under the Promotional and Customer Services Agreement dated as of October 1, 1999, as amended. Notwithstanding anything in this Agreement to the contrary, the parties agree that neither party shall disclose the terms of this Schedule without the prior written consent of the other party.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 6.2

Drop Ship Agreement

Pricing Schedule

Definition	Price Indicator	Terms*
Trade Editions (Adult Hardcover) (Popular Fiction & Non-fiction) High, demand materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.	0 (The number “zero”.)	*

Trade Editions (Juvenile Hardcover) (Popular Fiction & Non-fiction) High demand, juvenile materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.	J	*

Spoken Word Audio (Popular Fiction & Non-fiction)

(Includes some popular unabridged)

Primarily abridged materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.

	H	*

Juvenile Quality Paperback Editions High demand, juvenile paperback materials other than the standard rack size paperback, typically found in bookstores and other retail outlets.	G	*

Adult Quality Paperback Editions High demand paperback materials other than the standard rack size paperback, typically found in bookstores and other retail outlets.	B	*

Mass Market Editions A standard rack size paperback typically found in bookstores or other retail outlets.	P	*

Single Edition reinforced

A high quality binding designed to provide a long shelf life in a heavy use environment. Subject content can include both fictional and non-fiction works appealing to juveniles as well as adults.

	R	*

Publisher’s Library Edition

Fiction as well as non-fiction materials appealing to both juveniles and adults, designed with the rugged durability required of the environment typically found in a library setting.

	Z	*

Imported Foreign Language Titles	F	*

University Press Trade Editions	A	*

Computer Books	C	*

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Text, Technical, Reference & Small Press Category

Materials including, but not limited to text, technical, reference, small press and some university press titles (excluding University Press Trade Editions), as well as titles purchased from publishers on a non-returnable basis and those publishers that extend little discount to Baker & Taylor and publishers whose titles have limited sales volume based upon a semi-annual review. Materials in this category are both adult and juvenile and may be of any binding.

	L/M/N/S/T/V/X/	*

Enhanced Service Program (Includes text, technical, reference & net titles)	Y Q	*

Promotional & Service Fees		*

Insert Fee		*

Gift Wrap		*

Freight	Ground Shipments	Based upon B&T Fulfillment actual costs plus a mutually agreed upon nominal markup.

	UPS Commercial/Residential Ground Service	* discount off total UPS Commercial/Residential Ground Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity

	UPS Second Day Air Service	* discount off total Second Day Air Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity

	UPS Next Day Air Service	* discount off total Next Day Air Service tariff delivery charges (excluding all accessorial charges and surcharges) billed to Varsity

*	All stated discounts are stated as a percentage off of list price.

The discounts vary based on the classification of books into general categories, some of which are determined by general marketing criteria. Baker & Taylor has utilized commercially reasonable efforts to categorize books for pricing purposes by considering such factors as binding, cost of acquisition, general marketing categories, publisher’s discount, customer demand, returnability to publishers, and other factors. Baker & Taylor reserves the sole right to be the final determinant of the pricing category. Please note that Baker & Taylor provides a detailed invoice

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

that identifies the publisher’s current suggested list price, the discount offered, and the exact price charged for each title ordered.

This agreement affords the provision of books based upon stated discounts from the publisher’s current list price. Please note that the publisher’s list price is subject to change without notice. In addition, please note that for some college textbook publishers where no publisher list price is assigned by the publisher, Baker & Taylor will assign a list price for these titles. In such instances, the applicable list price is based upon a standardized formula that considers Baker & Taylor’s costs of doing business.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]